        Portions of this Exhibit 10.4 have been redacted and are the subject of a confidential treatment request filed with the Secretary of the Securities and Exchange Commission.

--------------------------------------------------------------------------------
                             ONCOGENE SCIENCE, INC.
                                       AND
                            THE DOW CHEMICAL COMPANY
--------------------------------------------------------------------------------






                                     LICENSE

                                TABLE OF CONTENTS


         ARTICLE 1 - DEFINITIONS................................................................................  2

         ARTICLE 2 - GRANT OF LICENSE...........................................................................  6

         ARTICLE 3 - COMPOUND TRANSFER..........................................................................  7

         ARTICLE 4 - OSI DEVELOPMENT, OTHER ACTIVITY, DILIGENCE.................................................  9

         ARTICLE 5 - PATENT RIGHTS.............................................................................. 10

         ARTICLE 6 - PAYMENTS AND ROYALTIES..................................................................... 12

         ARTICLE 7 - CONFIDENTIALITY............................................................................ 20

         ARTICLE 8 - THIRD PARTY INFRINGEMENT CLAIMS............................................................ 23

         ARTICLE 9 - PATENT ENFORCEMENT LITIGATION.............................................................. 24

         ARTICLE 10 - U.S. EXPORT CONTROL AND GOVERNMENT LICENSES............................................... 25

         ARTICLE 11 - PRODUCT LIABILITY AND INDEMNIFICATION..................................................... 26

         ARTICLE 12 - WARRANTY, DISCLAIMER, GUARANTEE........................................................... 27

         ARTICLE 13 - TERM AND TERMINATION...................................................................... 28

         ARTICLE 14 - FORCE MAJEURE............................................................................. 30

         ARTICLE 15 - CONSENTS.................................................................................. 31

         ARTICLE 16 - NOTICES................................................................................... 31

         ARTICLE 17 - DISPUTE RESOLUTION........................................................................ 33

         ARTICLE 18 - ASSIGNMENT................................................................................ 34

         ARTICLE 19 - MISCELLANEOUS PROVISIONS.................................................................. 34

         EXHIBIT A  - DowElanco/OSI Provisions
         EXHIBIT B  - Dow Patents
         EXHIBIT C  - OSI Patents
         EXHIBIT D  - Joint Patents
         EXHIBIT E  - Letter of Intent
         EXHIBIT F  - Private Placement Investment Representations

                                LICENSE AGREEMENT

         THIS license agreement (hereinafter "License") is made between THE DOW CHEMICAL COMPANY (hereinafter "DOW"), a corporation duly formed and existing under the laws of the State of Delaware, having a place of business at 2030 Dow Center, Midland, Michigan 48674, United States of America, and Oncogene Science, Inc. (hereinafter "OSI"), a corporation duly formed and existing under the laws of Delaware having a place of business at 106 Charles Lindbergh Blvd., Uniondale, NY 11553;

                                   WITNESSETH:

         WHEREAS, DOW possess an extensive compound library, including their structures and other data; and

         WHEREAS, DOW has proprietary rights in the compounds; and

         WHEREAS, OSI desires to undertake the further evaluation of these compounds and, if any compounds are found to be active in the pharmaceutical area, then appropriate development and commercial exploitation of said compounds; and

         WHEREAS, OSI desires to obtain an exclusive, global license to these compounds for specific pharmaceutical uses; and

         WHEREAS, DOW is willing to grant said license.

         NOW, THEREFORE, DOW and OSI, in consideration of the mutual covenants contained herein, agree as follows:

ARTICLE 1 - DEFINITIONS

         When used in this License, the following terms shall have the meanings set out below, unless the context requires otherwise. The singular shall be interpreted as including the plural and vice versa, unless the context clearly indicates otherwise.

1.1 "AFFILIATE" means a corporation or any other entity that at any time during the term of this License directly or indirectly through one or more intermediaries is CONTROLLED by the designated Party, but only for so long as the relationship exists. A corporation or other entity shall no longer be an AFFILIATE when through loss, divestment, dilution or other reduction of a Party's ownership, the Party loses CONTROL of such corporation or other entity.

1.2 "APPROVAL" means final approval by a REGULATORY AUTHORITY in any country where applicable in the TERRITORY, for commercial marketing of PRODUCT, including for example approval of final labeling and price approval.

1.3 "COMPOUNDS" means DOW's K-list of compounds, including samples thereof, including simple modifications appropriate to either a pro-drug form of the active compound or as the active compound [e.g., changing its charge by forming an anionic, neutral, or cationic form, or simple amide or ester form, or solubility (such as its salt form), or pH characteristics, or its bifunctional coordinate (e.g., isothiocyanate or carboxylate) but excluding modifications which lead to novel compounds with enhanced biological activity] and all chemical structures thereof in data base format, in the physical possession of DowElanco, which total at least 140,000, which included in that total are any COMPOUNDS or COMPOUND DERIVATIVES in OSI's possession prior to the EFFECTIVE DATE (except for any COMPOUNDS that may later be found to belong to a third party which are deemed ab initio excluded from this License), and may be further defined as follows:

         1.3.1 "CATEGORY 1 COMPOUNDS" means COMPOUNDS which are within the scope of the claims of a DOW composition, formulation or method of use PATENT which has issued or issues during the term of this License.

         1.3.2 "CATEGORY 2 COMPOUNDS" means COMPOUND DERIVATIVES made by OSI based upon CATEGORY 1 COMPOUNDS.

         1.3.3 "CATEGORY 3 COMPOUNDS" means COMPOUNDS that are known to the public (within the meaning of patent laws), but with respect to which rights may belong to a third party, and which are not within CATEGORY 1 COMPOUNDS.

         1.3.4 "CATEGORY 4 COMPOUNDS" means COMPOUNDS that are unknown to the public (within the meaning of patent laws), and which are not within CATEGORY 1 COMPOUNDS.

         1.3.5 "CATEGORY 5 COMPOUNDS" means COMPOUND DERIVATIVES made by OSI based upon CATEGORY 4 COMPOUNDS.

1.4 "COMPOUND DERIVATIVES" means COMPOUNDS that have been physically modified by OSI, CONTRACTUAL COLLABORATORS or sublicensees in a manner other than by simple modifications appropriate to either a pro-drug form of the active compound or as the active compound from the sample supplied by DOW.

1.5 "CONFIDENTIAL INFORMATION" means any information of either Party regarding PATENTS, MANUFACTURE, TECHNOLOGY or PRODUCT, financial terms of this License, and business development plans for a PRODUCT, and does not include information excluded under Article 7.2.

1.6 "CONTRACTUAL COLLABORATORS" means a corporation or other entity with which OSI collaborates in the FIELD.

1.7 "CONTROL" or "CONTROLLED" shall mean, in the case of a corporation, ownership or control, directly or indirectly, of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors and, in the case of an entity other than a corporation, ownership or control, directly or indirectly, of more than 50% of the assets or the ability in the case of either a corporate or non-corporate entity to direct the management and affairs of such entity.

1.8 "DowElanco" means a partnership organized under the laws of the State of Indiana and is an AFFILIATE of DOW as of the EFFECTIVE DATE.

1.9 "EFFECTIVE DATE" means the date of the last signature of the Parties to this License.

1.10 "FDA" means the United States Food and Drug Administration or any successor U.S. governmental agency performing similar functions.

1.11 "FIELD" means the use in humans of the COMPOUNDS or COMPOUND DERIVATIVES by or on behalf of OSI for the development of small molecular weight compounds as HUMAN THERAPEUTIC PRODUCTS or HUMAN COSMECEUTICAL PRODUCTS. Notwithstanding the above, this FIELD shall NOT include any agricultural uses as defined by the expected agreement between DowElanco and OSI and that definition will be attached hereto promptly after execution of that agreement and made a part hereof in APPENDIX A.

1.12 "GMPs" means the Good Manufacturing Practices as defined from time to time in the United States Food, Drug and Cosmetics Act and related regulations or any successor laws or regulations governing the manufacture of the PRODUCT in the United States.

1.13 "HUMAN COSMECEUTICAL PRODUCTS" means any prescription product or any product sold under a governmental approval containing COMPOUNDS or COMPOUND DERIVATIVES for the treatment or management of any cosmetic condition in a human, excluding use as a diagnostic agent, derived from research conducted by or for OSI.

1.14 "HUMAN THERAPEUTIC PRODUCTS" means any PRODUCT containing one or more COMPOUNDS or COMPOUND DERIVATIVES for the treatment or management of any disease state in a human patient, excluding use as a diagnostic agent, derived from research conducted by or for OSI.

1.15 "LETTER OF INTENT" means a letter of intent between DOW and OSI, effective December 16, 1996, relevant to this License for COMPOUNDS, a copy is attached hereto for reference as APPENDIX E.

1.16 "MANUFACTURE" means a process to make a COMPOUND or a COMPOUND DERIVATIVE as a component for a PRODUCT, or as components intended for a PRODUCT (e.g., any type of PRODUCT or COMPOUND or COMPOUND DERIVATIVE) or instructions for preparing a PRODUCT.

1.17 "NET SALES" shall mean the amount invoiced on sales of PRODUCT by OSI and its AFFILIATES to a THIRD PARTY, less the following deductions to the extent included in the amounts invoiced:

                  (i) trade, cash or quantity discounts actually allowed (including those granted under contractual arrangements with HMOs and similar organizations), granted from the invoiced amount and taken; and

                  (ii) amounts repaid or credited by reason of rejections, defects or returns or because of retroactive price reductions; and

                  (iii) insurance, shipping and handling, if included in the amount invoiced; and

                  (iv)     rebates paid pursuant to government regulations; and

                  (v) taxes or governmental charges for export/import fees in the TERRITORY on the sales of PRODUCT to said THIRD PARTY, if included in said invoiced amount, whether denominated as value added taxes, sales taxes, or excise taxes, to the extent included in said invoiced amount.

         NET SALES shall not include sales between or among OSI and its AFFILIATES.

1.18 "PATENTS" means all patent applications and patents, together with any continuations, divisions, reissues, registrations, confirmations, patents-of-addition, and extensions of the foregoing, which claims cover the process or MANUFACTURE, use or sale of COMPOUND, COMPOUND DERIVATIVE or PRODUCT in the TERRITORY.

         1.18.1 "DOW PATENTS" means PATENTS in the FIELD which are owned, licensed or controlled by DOW or which become owned, licensed or controlled by DOW during the life of this License and shall be listed in APPENDIX B, which shall be reviewed and updated annually upon identification of a PRODUCT by OSI, to be attached hereto and made a part hereof.

         1.18.2 "OSI PATENTS" means PATENTS in the FIELD which are owned, licensed or controlled by OSI or which become owned, licensed or controlled by OSI during the life of this License and shall be listed in APPENDIX C, which shall be reviewed and updated annually upon identification of a PRODUCT by OSI, to be attached hereto and made a part hereof.

         1.18.3 "JOINT PATENTS" means those PATENTS in the FIELD which are jointly owned by both DOW and OSI and shall be listed in APPENDIX D, which shall be reviewed and updated annually upon identification of a PRODUCT by OSI, to be attached hereto and made a part hereof.

1.19 "PRODUCT" means a COMPOUND or COMPOUND DERIVATIVE, its composition or formulation, in either its bulk form or in its finished dosage form, for use in the FIELD.

1.20 "REGULATORY AUTHORITY" means the agency corresponding to the FDA of each country in the TERRITORY.

1.21     "SAMPLING PERIOD" means eighteen (18) months from the EFFECTIVE DATE.

1.22 "TECHNOLOGY" means data for a lead COMPOUND (which has been identified in writing by OSI to DOW), including for example toxicity, physical properties, and process to make them.

1.23     "TERRITORY" means the world.

1.24 "THIRD PARTY" means anyone, other than OSI, OSI's AFFILIATES or OSI's CONTRACTUAL COLLABORATORS. Thus THIRD PARTY includes, without limitation, physicians, hospitals, clinics, hospice facilities, patients, distributors, marketing or distribution partners, and sublicensees.


ARTICLE 2 - GRANT OF LICENSE

2.1      Grant of License - DOW hereby grants to OSI, and OSI hereby accepts:

         2.1.1 an EXCLUSIVE license to use the COMPOUNDS to make, have made, use, evaluate, screen, sell and have sold PRODUCT in the TERRITORY for use in the FIELD, and an exclusive license under the PATENTS when listed in APPENDICES B and D to make, have made, use, evaluate, screen, sell and have sold PRODUCT in the TERRITORY for use in the FIELD; this License being fully exclusive, to the exclusion of DOW and its AFFILIATES, but subject to Article 2.3, and effective for the duration of this License; and

         2.1.2 an EXCLUSIVE license to use the COMPOUND DERIVATIVES to make or have made, use, evaluate, screen, sell and have sold in the TERRITORY for use in the FIELD and an exclusive license under the PATENTS when listed in APPENDIX D to make or have made, use, evaluate, screen, sell and have sold PRODUCT in the TERRITORY for use in the FIELD; and

         2.1.3 subject to a right of first for refusal to DOW under Article 2.4, a NON-EXCLUSIVE right to MANUFACTURE for use in the FIELD in the TERRITORY; and

         2.1.4 a NON-EXCLUSIVE license for TECHNOLOGY, after a lead COMPOUND has been designated to DOW in writing by OSI and DOW has obtained any required internal technology release, but only if the TECHNOLOGY is available to DOW and requested in writing by OSI, necessary to MANUFACTURE PRODUCT for use in the FIELD in the TERRITORY.

2.2 Sublicensing - The exclusive licenses under Article 2.1.1 and 2.1.2 to OSI include the right to sublicense third parties and CONTRACTUAL COLLABORATORS, whether or not AFFILIATES of OSI, including the right to enter into distributor contracts. OSI will make and will be responsible for all payments to DOW as a result of all activities and sales of PRODUCT in the FIELD in the TERRITORY by such sublicensee, CONTRACTUAL COLLABORATORS and AFFILIATES. OSI will also be responsible for the observance by all sublicensees, CONTRACTUAL COLLABORATORS and AFFILIATES of all applicable provisions of this License, and will use its reasonable, good faith efforts to cause all sublicensees to observe the covenants in this License (i.e., regarding confidentiality, maintenance of records and reporting of NET SALES and royalty payments, and exchanges of information). All such sublicenses shall be in writing. In the event that OSI cannot or refuses to enforce its sublicense provisions, then DOW shall have the right to enforce any such provisions for its own benefit.

2.3 Reservations and Grant Back - DOW reserves for itself and its AFFILIATES the exclusive right to make, have made, use, sell, have sold, export/import and license COMPOUNDS or PRODUCTS for use OUTSIDE the FIELD in the TERRITORY, including the right to use the PATENTS listed in APPENDICES B through D. OSI is aware that DowElanco may sell COMPOUNDS for agricultural uses as defined in APPENDIX A under this reservation.

2.4 Right of First Refusal to DOW - In the event that a COMPOUND or COMPOUND DERIVATIVE is to be commercialized using a DOW commercial or developed process in its manufacture and a manufacturing partner is desired by OSI, other than a CONTRACTUAL COLLABORATOR, DOW is hereby granted a right of first refusal to MANUFACTURE. It is understood that DOW is not hereby obligated to MANUFACTURE. If DOW does MANUFACTURE, then DOW agrees not to make PRODUCT for the FIELD for anyone other than for or on behalf of OSI, and OSI and DOW shall negotiate the terms of such agreement for MANUFACTURE using their good faith efforts.

2.5      TECHNOLOGY - If DOW does not exercise its right to MANUFACTURE under
         Article 2.4, then at DOW's option either DOW shall (a) (i) negotiate a license with OSI or its manufacturer using good faith efforts or (ii) hold OSI harmless or (b) permit OSI to MANUFACTURE using processes of its choice (i.e., other than those proprietary to DOW) but without any hold harmless guarantee.


ARTICLE 3 - COMPOUND TRANSFER

3.1 DOW Obligations - DOW or its designee (e.g., DowElanco) shall provide to OSI over the SAMPLING PERIOD at least a 5 mg sample of each COMPOUND and its structure, including a new supply of the approximately 50,000 COMPOUNDS previously received by OSI. If less than 5 mg are available of a given COMPOUND, then 2 mg are to be supplied and the reduced amount noted with the shipment. DowElanco and OSI shall mutually agree as to the timing of the shipment of these samples of COMPOUNDS. As of the date of the LETTER OF INTENT, DOW estimates that at least 140,000 COMPOUNDS are available to OSI. On COMPOUNDS which become active leads for the FIELD (as identified to DOW in writing by OSI), DOW shall share with OSI, to the extent legally possible and acceptable to DOW for its release and readily available, its TECHNOLOGY on any lead COMPOUND and other relevant information, but in accord with DOW's policy and right to MANUFACTURE under Article 2.4. Which COMPOUNDS are supplied to OSI of the approximately 140,000 COMPOUNDS is solely at the discretion of

         DOW, but is intended to include all COMPOUNDS that meet appropriate quantity, integrity of sample and structure, and ownership criteria.

3.2 Sample of COMPOUNDS Costs - DOW agrees to supply each available COMPOUND that has reasonable sample integrity as determined by DOW (or DowElanco) and as further mentioned in Article 3.1. OSI shall pay DOW ** Dollars for each sample, payable to DOW within thirty (30) days of invoice for the shipped samples. If a further sample of 5 mg or less is desired by OSI, then, if available in inventory without depletion of that inventory (meaning at least 10 mg of the sample COMPOUND must be retained in the inventory), then the sample shall be provided and that cost shall also be ** per sample, paid to DOW. If re-supply of the sample is necessary or the quantity desired of the sample is greater than 5 mg, then refer to Article 3.3.

3.3 COMPOUND Re-Supply - If OSI desires more quantity of a given sample COMPOUND from DOW than provided in the initial sampling under Article 3.2, then OSI shall consult with DOW with respect to the re-supply of that COMPOUND, indicating the quantity required in writing. DOW shall provide a written estimate of the cost to supply that amount of COMPOUND and, if mutually agreeable, that cost shall be paid to DOW within thirty (30) days from the receipt of invoice by OSI after OSI's receipt of the sample. If OSI desires to make additional COMPOUND in non-commercial quantities, not using GMP procedures, without using any DOW process TECHNOLOGY, then OSI may do so. OSI can request the synthetic route to make additional COMPOUND, and DOW may elect to supply or not supply such synthetic route at DOW's sole discretion.

3.4 DowElanco Requirements - DOW shall receive a copy of the signed agreement between DowElanco and OSI regarding the rights to receipt by DowElanco of about 140,000 extracts from OSI for agrochemical purposes (attached hereto as part of APPENDIX A). If APPENDIX A is not received by DOW by July 1, 1997, the sample costs stated in Article 3.2 shall change from ** per sample to ** per sample. DOW shall invoice any cost difference for COMPOUND samples received by OSI by July 1, 1997, whereupon the cost is fixed for further invoice of samples.

3.5 Control of COMPOUNDS - OSI shall maintain sole physical control of the COMPOUNDS and COMPOUND DERIVATIVES. However, OSI may have PRODUCT sent to THIRD PARTIES for usual trials and testing under an appropriate agreement which includes confidentiality.

3.6 Prior samples of COMPOUNDS - OSI, as of the date of the LETTER OF INTENT, has small microtiter plates of about 50,000 COMPOUNDS in its possession. DOW

-----------------------
**       This portion redacted pursuant to a request for confidential treatment.

         represents that those COMPOUNDS are DOW's property and form a portion of the total number COMPOUNDS to be supplied under Article 3.1. Any information obtained by OSI's prior evaluation of these COMPOUNDS is subject to the terms of this License.

ARTICLE 4 - OSI DEVELOPMENT, OTHER ACTIVITY, DILIGENCE

4.1 Development and Marketing Efforts for PRODUCT - OSI shall use commercially reasonable, good faith efforts to carry out developmental work on COMPOUNDS, COMPOUND DERIVATIVES and PRODUCTS as it believes necessary and to file or cause others to file applications with the REGULATORY AUTHORITIES as OSI deems necessary to enable commercialization of PRODUCTS. For purposes of this License, "commercially reasonable, good faith efforts" shall mean efforts reasonably consistent with those efforts used by OSI with regard to its developmental work and commercial activities for its own products, on an overall basis, deemed to have similar commercial potential, consistent with its business, research and development practices, and applicable legal and regulatory requirements. For OSI to have been deemed by DOW to have used their commercially reasonable, good faith efforts, DOW expects that in the TERRITORY OSI should:

         4.1.1 Employ the COMPOUNDS and COMPOUND DERIVATIVES in current and future OSI proprietary drug discovery programs to the extent that OSI's CONTRACTUAL COLLABORATORS permit it to do so;

         4.1.2 Make the COMPOUNDS and COMPOUND DERIVATIVES available to existing OSI pharmaceutical partners as sublicensees; and

         4.1.3 Include the COMPOUNDS and COMPOUND DERIVATIVES as part of OSI's portfolio of technology available to new pharmaceutical partners as sublicensees.

4.2 Research Progress - OSI shall keep DOW informed of its PRODUCT discovery efforts for commercialization of COMPOUNDS or COMPOUND DERIVATIVES or PRODUCTS that show interest for use in the FIELD and develop as active leads (not later than with the quarterly reports in Articles 4.3 and 6.5).

4.3 Reports by OSI - Subject to Article 4.4, OSI shall report to DOW orally on a calendar quarterly basis (such as by a meeting of respective personnel) and annually in January on a written basis of the results obtained on its use of the COMPOUNDS and COMPOUND DERIVATIVES, including but not limited to: the utility of a possible PRODUCT, lead COMPOUNDS and COMPOUND DERIVATIVES, and the classification under
         Article 1.3 by CATEGORY of such possible PRODUCT (which such classification shall be binding unless objected to by DOW in writing within sixty (60) days from the date of the report); estimated market size in the TERRITORY when developed; possible partners; and the identity of any sublicensee. If any COMPOUND or COMPOUND DERIVATIVE has been submitted for APPROVAL to a REGULATORY AUTHORITY or is APPROVED, DOW shall be notified immediately, and OSI shall not wait until the required quarterly report to so notify DOW.

4.4 Restricted Information - Neither Party shall be obligated to disclose to the other any information that it is contractually or legally prohibited from disclosing to the other. In the event such a restriction applies, the affected Party will notify the other Party, and the Parties will use their good faith efforts, including obtaining necessary consents or permits, to accomplish disclosure of such information by consent or lawful means.

4.5 Clinical and Preclinical Studies - OSI shall use its commercially reasonable efforts to carry out such further studies of COMPOUNDS, COMPOUND DERIVATIVES and PRODUCTS as it deems necessary or advisable to develop a PRODUCT and in order to file such forms for APPROVAL with the REGULATORY AUTHORITIES for commercialization in the TERRITORY.

4.6 OSI Responsibility - As between DOW and OSI, OSI shall be solely responsible for the planning, design, expense and execution of all its developmental work and commercialization with COMPOUNDS, COMPOUND DERIVATIVES and PRODUCTS for the TERRITORY after the EFFECTIVE DATE.

4.7 Regulatory Costs - After the EFFECTIVE DATE all regulatory costs for APPROVALS in the TERRITORY shall be borne by OSI.

4.8 Failure to Attain APPROVAL - If OSI fails to have any COMPOUND, COMPOUND DERIVATIVE or PRODUCT attain APPROVAL (OSI and DOW are aware that these COMPOUNDS are unknown for activity in the FIELD), then both DOW and OSI accept the risk under this License that such a result could occur. The provisions of Article 13 shall apply, particularly Article 13.2.

4.9 Future Research - Upon the EFFECTIVE DATE, OSI agrees that any research conducted by DOW or its AFFILIATES on COMPOUNDS for use OUTSIDE the FIELD need not be reported to OSI. Only if OSI requests that DOW make a specific COMPOUND or COMPOUND DERIVATIVE, at OSI's expense and DOW agrees, would that COMPOUND or COMPOUND DERIVATIVE then be included within the terms of this License.


ARTICLE 5 - PATENT RIGHTS

5.1 DOW to Maintain DOW PATENTS - DOW shall be responsible at its own cost and expense for prosecuting the patent applications in PATENTS listed in APPENDIX B and for maintaining and extending the PATENTS listed on APPENDIX B. DOW shall use good faith efforts to prosecute, issue and maintain all PATENTS in APPENDIX B. DOW shall identify any PATENTS to be listed on APPENDIX B when OSI identifies to DOW a lead COMPOUND or COMPOUND DERIVATIVE.

5.2 OSI to Assist DOW in extension or restoration of PATENTS listed in APPENDIX B - Although DOW shall be responsible for extension or restoration of PATENTS listed on APPENDIX B, OSI agrees to provide DOW with reasonably requested records, information and assistance to achieve, where possible, the extension or restoration of any PATENTS in the TERRITORY.

5.3 Notice of Patent Lapse - DOW shall advise OSI of the grant, lapse, nullification, revocation, surrender, or invalidation of any of the PATENTS at the annual update of the PATENT listing for APPENDIX B.

5.4 JOINT PATENTS - In those instances where joint inventions between DOW and OSI (or its AFFILIATE or sublicensee) result in a patentable invention [e.g., where a COMPOUND or COMPOUND DERIVATIVE has not been previously published and OSI (or its AFFILIATE or sublicensee) has discovered a new utility such that, for example, both compound and use claims are possible], then DOW and OSI shall mutually determine, using their good faith efforts, whether DOW or OSI shall file a patent application, whether the patent application has joint ownership and joint claim structure, and which Party should prosecute the patent application and pay the annuities. Such PATENTS shall be listed on APPENDIX D. If DOW has responsibility for the joint PATENTS, then Articles 5.1, 5.2 and 5.3 shall also pertain to any PATENTS listed on APPENDIX D. Thus OSI shall have rights to such joint PATENTS for use in the FIELD provided OSI or its AFFILIATE is one of the joint owners; however, if the other joint owner is a sublicensee, then only DOW's rights are granted to OSI under Article 2.1.2.

5.5 Hold Harmless for OSI's MANUFACTURE - Without limiting the royalty obligations provided in this License, if OSI or CONTRACTUAL COLLABORATOR MANUFACTURES, then DOW grants OSI or CONTRACTUAL COLLABORATOR an immunity from suit by DOW for the grant under Article 2 under DOW PATENTS.

5.6 OSI to Maintain OSI's PATENTS - OSI shall be responsible at its own cost and expense for prosecuting the patent applications in PATENTS listed in APPENDIX C and for maintaining and extending the PATENTS listed on APPENDIX C. OSI shall use good faith efforts to prosecute, issue and maintain all PATENTS in APPENDIX C. OSI shall identify any PATENTS to be listed on APPENDIX C when DOW identifies in writing to OSI a lead COMPOUND for use OUTSIDE the FIELD.

ARTICLE 6 - PAYMENTS AND ROYALTIES

6.1 Initial Payment - OSI shall pay to DOW, within ten (10) days from the EFFECTIVE DATE, ** Dollars paid in OSI common stock with the number of shares owed computed from a ** . (Number of shares equals 352,162 at a computed average price of ** per share.)

         6.1.1 Upon DOW's request, OSI will (as long as it is a public reporting company), as promptly as reasonably possible, exercise its best efforts to cause the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the shares of common stock delivered to DOW hereunder (the "Shares") for disposition in accordance with DOW's intended method of disposition stated in DOW's request. DOW may request, and OSI shall undertake, a maximum of two registrations pursuant to this Article 6.1.1.

         6.1.2 If OSI at any time within 6 years after the EFFECTIVE DATE proposes to register any of its securities under the Securities Act for the purpose of an underwritten public offering by OSI of its common stock for cash, it will at each such time give written notice to DOW of its intention to do so. Upon DOW's request, given within 20 days after receipt of such notice, if OSI does in fact register any of its securities, OSI will use its best efforts to cause the Shares which OSI has been requested to register by DOW to be included in such registration for the purpose of sale by DOW in such public offering of the Shares so registered. The foregoing obligations of OSI pursuant to this Article 6.1.2 shall be subject to the reasonable restrictions and requirements imposed by the underwriters in their sole discretion solely for the purposes of ensuring the success of the public offering and provided that DOW accepts the terms of the underwriting agreement between OSI and the underwriters to the extent OSI accepts such terms.

         6.1.3 If and whenever OSI is obligated or required to use its best efforts by the provisions of Article 6.1.1, to effect registration of any Shares under the Securities Act, as expeditiously as possible OSI will use its best efforts to:

                  (1) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to such Shares and cause such registration statement to become and remain effective, provided, that the OSI shall not be required to keep such registration statement effective, or to prepare and file any amendments or

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                                       12
                           supplements thereto, later than 180 days after the date on which such registration statement becomes effective under the Securities Act; and

                  (2) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provision of the Securities Act with respect to the disposition of all Shares covered by such registration statement, subject, however, to the proviso contained in the immediately preceding Article 6.1.3, clause (1).

         6.1.4    If and whenever OSI is obligated to use its best efforts under
                  Article 6.1.1 or 6.1.2 to effect registration of any Shares under the Securities Act, OSI will use its best efforts to:

                  (1) furnish to DOW such numbers of copies of a prospectus, including, if applicable, a preliminary prospectus, in conformity with the requirements of the Securities Act as DOW may reasonably request in order to facilitate the disposition of such Shares; and

                  (2) register or qualify the Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as DOW shall reasonably request to enable DOW to consummate the disposition in such jurisdictions in the United States of such Shares; and

                  (3) furnish to DOW at the time of the disposition of Shares by DOW an opinion of counsel for OSI to the effect that the registration statement covering such Shares has been filed with the Commission under the Securities Act and has been made effective by order of the Commission, that a prospectus meeting the requirements of the Securities Act is available for delivery, that no stop order has been issued by the Commission suspending the effectiveness of such registration statement and that, to the best of such counsel's knowledge, no proceedings for the issuance of such a stop order are threatened or contemplated; and

                  (4) furnish to DOW at the time of the disposition of Shares by DOW a Blue Sky Memorandum prepared by counsel to OSI (or, is applicable, counsel to the underwriters) to the effect that the applicable provisions of the securities or blue sky law of each state in which the Company shall be required, pursuant to clause (4) of Article 6.1.3 to register or qualify such Shares, have been complied with or that compliance therewith is not necessary by virtue of US federal law.

         6.1.5 For any registration of Shares under the Securities Act pursuant to this Article 6.1, OSI shall pay all expenses incurred by it in complying with this Article 6.1 and DOW in connection therewith (including without limitation all registration and filing fees, printing expenses, fees and disbursements of counsel for OSI and expenses of any special audits incident to or required by any such registration), but excluding underwriting discounts and commissions, if any, associated with the Shares sold by DOW and fees and disbursements of counsel to DOW. In connection with any underwritten public offering of OSI's common stock, if requested by OSI or an underwriter of such offering, DOW will agree not to sell or otherwise transfer or dispose of any common stock or other securities of OSI (other than such securities included on DOW's behalf in such offering) for a period of up to 180 days following the effective date of the registration statement related to such offering (the "Lock-up"), provided that OSI and all other shareholders of OSI owning 5% or more of OSI common stock agree to Lock-up agreements identical to that to which DOW agrees. In addition, DOW agrees not to sell the OSI stock received hereunder for six months from the EFFECTIVE DATE (the "Stand Still"). However, notwithstanding this Lock-up and Stand Still, if OSI is merged with or acquired by another entity such that the control (50% or more) of the management of OSI is no longer solely that of OSI, then DOW may sell or tender this stock at any time in accord with applicable securities laws.

         6.1.6 In the event of any registration under the Securities Act of any Shares pursuant to this Article 6.1, to the extent permitted by law, OSI hereby agrees to indemnify and hold harmless DOW and each other person, if any, who controls DOW within the meaning of the Securities Act and each underwriter and any controlling person of any such underwriter against any losses, claims, damages, or liabilities, joint or several, to which DOW or any underwriter or such controlling person may become subject under the Securities Act or otherwise, in so far as such losses, claims, damages or, liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Shares were registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of such prospectus, in the light of circumstances under which they were made) not misleading, and will reimburse DOW and each underwriter and each such controlling person for any legal or any other expenses reasonably incurred by DOW or any underwriter or any such controlling person in connection with investigating or defending any such loss, claim, damage, liability or proceeding, provided, OSI will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary or final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to OSI by DOW or such controlling or participating person, as the case may be, specifically for use in the preparation of such registration statement; provided, however, that the indemnity agreement contained in this Article 6.1.6 shall not apply to amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of OSI, which consent shall not be unreasonably withheld.

         6.1.7 In the event of any registration under the Securities Act of any Shares pursuant to this Article 6.1, to the extent permitted by law, DOW agrees to indemnify and hold harmless OSI and each other person, if any, who controls OSI within the meaning of the Securities Act and each underwriter and any controlling person of any such underwriter against any losses, claims, damages, or liabilities, joint or several, to which OSI or controlling person thereof or such underwriter or controlling person thereof may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Shares were registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any such prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse OSI and each controlling person thereof and any underwriter and any controlling person thereof for any legal or any other expenses reasonably incurred by OSI or any controlling person thereof or any underwriter and any controlling person thereof in connection with investigating or defending any such loss, claim, damage, liability or proceeding; provided, however, that DOW's obligation with respect to such indemnification (and hold harmless undertaking) will exist only to the extent any such misstatement or omission occurs in reliance upon and in conformity with written information furnished by DOW expressly for use in connection with such registration; and provided further that the indemnity agreement contained in this Article 6.1.7 shall not apply to amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of DOW, which consent shall not be unreasonably withheld.

         6.1.8 Upon the effectiveness of any registration statement filed pursuant to this Article 6.1, OSI will, in good faith, cooperate with DOW in connection with the disposition by DOW of the Shares by providing instructions to OSI's counsel and OSI's transfer agent promptly to take the necessary actions within their control (e.g., in the case of counsel, delivering an opinion to the transfer agent regarding the registration and transferability of the Shares) to permit DOW to dispose of the Shares in accordance with DOW's intended disposition thereof. Further, to the extent consistent with applicable law and regulation, upon demand of DOW and DOW's delivery to OSI of the certificate or certificates representing the Shares, OSI will cause its transfer agent to deliver to DOW a new certificate or certificates representing the Shares, but not bearing any restrictive legend.

         6.1.9 If at any time of DOW's request for registration of Shares under such Article, counsel for OSI provides an opinion to OSI and DOW that DOW may lawfully sell the Shares on the public market without restriction in the absence of such registration (e.g. pursuant to Rule 144 under the Securities Act), DOW will give due consideration to such advice with a view toward not requiring such registration, provided that DOW will not be required to pursue such sale without registration if DOW, in its sole discretion, determines that such sale without registration may (a) result in DOW obtaining a lower price for the Shares, (b) require DOW to qualify to do business or consent to service of process in any jurisdiction, or (c) not result in the broadest distribution of the Shares possible.

         6.1.10 DOW hereby makes the representations and warranties set forth in APPENDIX F as attached hereto and made a part hereof.

         6.1.11 This payment shall not be creditable against any other payments and is non-refundable.

6.2 Payment for License under PATENTS - OSI will pay DOW royalties as follows:

         6.2.1 If OSI directly markets a PRODUCT, then OSI shall pay DOW royalties on NET SALES of PRODUCT based on the specified categories as follows:

                  -  CATEGORY 1 COMPOUNDS -  **  percent;
                  -  CATEGORY 2 COMPOUNDS -  **  percent;
                  -  CATEGORY 3 COMPOUNDS -  **  percent;
                  - CATEGORY 4 COMPOUNDS, where DOW is responsible for JOINT PATENTS - ** percent; and where OSI is responsible for JOINT PATENTS - ** percent; and
                  -  CATEGORY 5 COMPOUNDS -  **  .


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                                       16

         6.2.2 If OSI participates in a venture or any type of collaboration with a CONTRACTUAL COLLABORATOR which includes COMPOUNDS, COMPOUND DERIVATIVES or PRODUCT in which OSI receives a payment, then OSI shall pay DOW the following amounts based on the specified categories as follows:

                  - CATEGORY 1 COMPOUNDS - ** percent of the amount received by OSI;
                  - CATEGORY 2 COMPOUNDS - ** percent of the amount received by OSI;
                  -  CATEGORY 3 COMPOUNDS - ** percent due;
                  - CATEGORY 4 COMPOUNDS, where DOW is responsible for JOINT PATENTS - ** percent of the amount received by OSI: and where OSI is responsible for JOINT PATENTS - ** percent of the amount received by OSI; and
                  - CATEGORY 5 COMPOUNDS - ** percent of the amount received by OSI;

                  provided, however, that in no case shall the amounts set forth above exceed the amounts to which DOW would have otherwise been entitled pursuant to Article 6.2.1 had OSI directly marketed the PRODUCTS.

         6.2.3 If OSI sublicenses the COMPOUNDS or COMPOUND DERIVATIVES or PRODUCTS to a THIRD PARTY, then OSI shall pay DOW the following amounts based on the specified categories:

                  - CATEGORY 1 COMPOUNDS - ** percent of the amount received by OSI;
                  - CATEGORY 2 COMPOUNDS - ** percent of the amount received by OSI;
                  -  CATEGORY 3 COMPOUNDS - ** percent due;
                  - CATEGORY 4 COMPOUNDS, where DOW is responsible for JOINT PATENTS - ** percent of the amount received by OSI; and where OSI is responsible for JOINT PATENTS - ** percent of the amount received by OSI; and
                  - CATEGORY 5 COMPOUNDS - ** percent of the amount received by OSI;

                  provided, however, that in no case shall the amounts set forth above exceed the amounts to which DOW would have otherwise been entitled pursuant to Article 6.2.1 had OSI directly marketed the PRODUCTS.

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                                       17

         6.2.4 The Parties will negotiate in good faith an appropriate compensation arrangement in the event that PRODUCTS are sold directly or indirectly by OSI or if OSI is otherwise recompensed in a manner other than as described as ARTICLE 6.2.1, 6.2.2 or 6.2.3. Additionally, if either Party is uncertain whether a PRODUCT contains a COMPOUND or COMPOUND DERIVATIVE, the Parties shall use their good faith efforts to reach agreement as to which CATEGORY the PRODUCT is to be computed. If the Parties are unable to reach mutual agreement, then the provisions of Article 17 shall be used.

6.3 PATENT Royalty under APPENDIX D - If OSI is responsible for the JOINT PATENTS with respect to CATEGORY 4 COMPOUNDS, listed on APPENDIX D as discussed in Article 5.4, and the PRODUCT is within the scope of such a PATENT, then the royalty due to DOW as stated in Article 6.2 shall be reduced in each instance as follows:

         6.3.1 If OSI directly markets the PRODUCT, then OSI shall pay DOW ** percent royalty on NET SALES; and

         6.3.2 If OSI participates in a venture or any type of collaboration which includes CATEGORY 4 COMPOUNDS in which OSI receives a payment relevant to or pro rata for CATEGORY 4 COMPOUNDS having any value (e.g., cash, stock warrants), then OSI shall pay DOW ** percent of OSI's payment; and

         6.3.3 If OSI sublicenses the CATEGORY 4 COMPOUNDS to a THIRD PARTY, then OSI shall pay DOW ** percent of any payment having any value (as defined in Article 6.3.2) received by OSI.

6.4 No royalties are due under Article 6.2 or 6.3 after the last to expire PATENT on APPENDIX B or D expires and, if available, after any patent term restoration or extension term ceases. No royalties are due under
         Article 6.2 or 6.3 under any claim of a PATENT which is held invalid by a court of competent jurisdiction from which no appeal is or can be taken.

6.5 Quarterly Royalty Reports and Payments - Within ninety (90) days after the close of each calendar quarter, OSI shall submit a report on the NET SALES of PRODUCT for the TERRITORY in sufficient detail to enable a calculation of the royalty and payments due in accord with Article 6 and payment of the royalty and other payments (if any) due. Prior to commercialization one written annual report after the close of the fourth quarter and quarterly oral reports are due from the EFFECTIVE DATE at

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                                       18
         the close of each calendar quarter. Once commercialization of a PRODUCT has begun, then there shall be quarterly written reports received by DOW thirty (30) days from the close of each calendar quarter.

6.6 Payments - A written report, including: the amount of payment with the date the payment was made; an itemized payment listing; and date of this License under which payment is being made and the number designated in a letter to be furnished by DOW, shall be sent to:

                           The Dow Chemical Company
                           Royalty Accounting
                           2020 Dow Center
                           Midland, MI 48674
                           USA.

         Payment shall be by wire transfer to THE DOW CHEMICAL COMPANY and sent to:


                                            **


6.7 Books of Account - OSI shall maintain true and complete books of account containing an accurate record of all data necessary for the proper computation of royalty payments due from it or on behalf of any AFFILIATE. Such records shall be maintained for at least five (5) years after the date of the pertinent royalty payment.

6.8 Audit Right - DOW shall have the right, either through a certified public accountant employed by DOW or through a firm of independent public accountants to whom OSI has no reasonable objection, to examine the books of account of OSI at reasonable times within three (3) years after the end of the calendar year to which they relate (but not more than once in each calendar year) for the purpose of verifying the correctness of any report concerning diligence under Article 4.3 or payment of royalties under Article 6. Such examination shall be made during normal business hours, with twenty-four (24) hours notice, at the place of business of OSI. The information furnished as a result of any such examination shall be maintained in confidence on the terms specified in Article 7. The fees and expenses of such an audit shall be borne by DOW. If any such audit shows any underpayment or overcharge, a correcting payment or refund shall be made within thirty (30) days of OSI's receipt of the auditors' statement. If such error is material (meaning +/-5%), then if OSI owes DOW from such material error, OSI shall be subject to a penalty as if the payment were

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                                       19
         deemed late in accord with Article 6.10. Should OSI fail to make any correcting payment within sixty (60) days from receipt of the auditors' statement, then DOW shall have the right to terminate this License under Article 13.5. If OSI has made an overpayment, then the amount shall be credited against the next quarterly payment.

6.9 Withholding Tax Payments - If any taxes for DOW's account, withholding or otherwise, are levied by any taxing authority in the TERRITORY in connection with the receipt by DOW of any amounts payable under Article 6 of this License according to any tax treaty or agreement between the United States and a country in the TERRITORY, then OSI shall have the right to pay such taxes to the local tax authorities and then payment to DOW of the net amount due after reduction by the amount of such taxes, together with:

                  (i) evidence of payment of such taxes and a translation thereof into English,

                  (ii)     indication of the amount of such tax paid, and

                  (iii) indication of the country in the TERRITORY and the authority to whom it was paid, and

                  (iv) compliance with OSI's royalty reporting obligations under this License.

         However, if DOW still requires further information, the report due under Article 6.5 may also be requested by DOW and OSI shall promptly provide that information.

6.10 Late Payments - Royalty payments not remitted or deposited by the due date shall bear interest at the current prime rate plus ** established by a leading New York bank, such as CitiBank, as published in The Wall Street Journal. Should OSI fail to make any late payment within ninety
         (90) days from its due date, then DOW shall have the right to terminate this License under Article 13.5 upon fifteen (15) days written notice to OSI to allow cure.


ARTICLE 7 - CONFIDENTIALITY

7.1 Each Party shall use good faith efforts to retain in confidence and not disclose to any third party each other's CONFIDENTIAL INFORMATION, PATENTS, and any samples of COMPOUND, COMPOUND DERIVATIVE or PRODUCT, the FIELD being developed, and business information for the development of PRODUCT, disclosed pursuant to the terms of this License. Such "good faith efforts" shall mean

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                                       20
         the same degree of care, but no less than a reasonable degree of care, as the receiving Party uses to protect its own CONFIDENTIAL INFORMATION of a like nature. OSI shall use the same good faith efforts with respect to the COMPOUNDS already in its possession.

7.2 Excepted from the obligation of confidence under Article 7.1 is that information which:

                  (a) is available, or becomes available, to the general public without fault of the receiving Party; or

                  (b) is obtained by the receiving Party without an obligation of confidence from a third party (other than a governmental agency or REGULATORY AUTHORITIES) who is rightfully in possession of such information and is under no obligation of confidentiality to the disclosing Party concerning such information; or

                  (c) is required by law or by court order to be disclosed by the receiving Party in which cases the receiving Party will use its best efforts to limit such disclosure to that required by law and to maintain the confidentiality of the disclosed information to the extent possible under a protective order; or

                  (d) must be necessarily disclosed to REGULATORY AUTHORITIES to permit OSI to sell PRODUCT in the FIELD; or

                  (e) may be disclosed to a OSI sublicensee under confidentiality terms at least as strict as those of this License; or

                  (f) may be disclosed to DowElanco as necessary as DOW's designee for supply of the COMPOUNDS; or

                  (g) is released from confidentiality in writing by the disclosing Party; or

                  (h)      is permitted to be disclosed by Article 7.4.

         For the purpose of Article 7.1, a specific COMPOUND or its TECHNOLOGY or COMPOUND DERIVATIVE shall not be deemed to be within the foregoing exceptions merely because it is embraced by more general information in the public domain, or in the possession of the receiving Party. In addition, any combination of features shall not be deemed to be within the foregoing exceptions merely because individual features are in the public domain or in the possession of the receiving Party, but only if the combination itself and its principle of operation and process to make it are in the public domain or in the possession of the receiving Party.

7.3 Notwithstanding the provisions of Article 7.1, if the receiving Party becomes legally compelled to disclose any of the disclosing Party's COMPOUNDS, TECHNOLOGY or COMPOUND DERIVATIVES, the receiving Party shall promptly advise the disclosing Party of such required disclosure in order that the disclosing Party may seek a protective order or such other remedy as the disclosing Party may consider appropriate in the circumstances. The receiving Party shall disclose only that portion of the COMPOUNDS, TECHNOLOGY or COMPOUND DERIVATIVES which it is legally required to disclose. Such a disclosure shall not release the receiving Party with respect to the COMPOUNDS, TECHNOLOGY or COMPOUND DERIVATIVES so disclosed except to the extent of permitting the required disclosure.

7.4 Disclosure to AFFILIATES, Contractors - OSI may disclose COMPOUNDS to its AFFILIATES, sublicensees, consultants, CONTRACTUAL COLLABORATORS and, when permitted herein, its clinical investigators, contractors (parties under contract with OSI or its AFFILIATES for the custom manufacturing or shipping of PRODUCT, conduct of clinical studies or obtention of registration of PRODUCT with a REGULATORY AUTHORITY in the TERRITORY), as may be necessary to exercise the rights granted hereunder and to register and prepare for commercialization of PRODUCT, and to commercialize PRODUCT under this License, under conditions of confidentiality at least as stringent as those set out in Articles 7.1,
         7.2 and 7.3.

7.5      Document Return - In the event of termination of this License under
         Article 13.2, 13.3 (if the breach is by OSI), 13.4, or 13.5 prior to its normal expiration, OSI will cease its use of the COMPOUNDS (CATEGORY 1 COMPOUNDS, CATEGORY 4 COMPOUNDS), and other CONFIDENTIAL INFORMATION provided hereunder and, on DOW's request, within sixty (60) days either return all such CONFIDENTIAL INFORMATION, including any copies thereof, COMPOUNDS in whatever media or form, or will promptly destroy the same and certify such destruction to DOW; except that such CONFIDENTIAL INFORMATION as is or has become no longer subject to confidentiality under Article 7.1 need not be returned or destroyed. Notwithstanding the foregoing, OSI may retain such documents as are necessary for it to discharge its surviving obligations hereunder and its legal obligations to the governmental authorities; and OSI may retain such copies of documents as may be necessary for the defense of product liability or other litigation or similar proceedings relating to PRODUCT, and may retain one copy thereof in its legal department as a record of what was transmitted.

7.6 Survival of Confidentiality - Termination of this License for any reason shall not relieve the Parties of their obligations under Article
         7. The provisions of Article 7 shall survive termination of this License for ten (10) years.

ARTICLE 8 - THIRD PARTY INFRINGEMENT CLAIMS

8.1 Defense of Third Party Patent Claims - If a claim is brought by a third party that manufacture, use or sale of a COMPOUND, COMPOUND DERIVATIVE or PRODUCT in the TERRITORY (regardless of use) infringes a patent of such third party, OSI will give prompt written notice to DOW of such claim, if it concerns a PATENT on APPENDIX B, or, if DOW is responsible, a PATENT on APPENDIX D. DOW shall have the sole discretion and right to seek to dispose of said claim or to conduct the defense of any suit resulting from such claim if OUTSIDE the FIELD in the TERRITORY. OSI at its option and expense may participate in any suit resulting from such claim that directly affects its market in the FIELD in the TERRITORY.

         If a claim is brought by a third party that manufacture, use or sale of a COMPOUND, COMPOUND DERIVATIVE or PRODUCT in the TERRITORY (regardless of use) infringes a patent of such third party, OSI will give prompt written notice to DOW of such claim, if it concerns a PATENT on APPENDIX D and OSI is responsible. DOW shall have the sole discretion and right to seek to dispose of said claim or to conduct the defense of any suit resulting from such claim if OUTSIDE the FIELD in the TERRITORY. OSI shall be responsible for any suit resulting from such claim or to dispose of said claim at its expense within the FIELD in the TERRITORY.

8.2 Mutual Decisions - From the EFFECTIVE DATE and using their good faith efforts, OSI and DOW shall discuss any claim or suit brought by a third party for patent infringement that such third party's patent is infringed by the manufacture, use or sale of COMPOUND or PRODUCT by OSI or its AFFILIATES in the FIELD in the TERRITORY. Specifically, OSI and DOW shall mutually try to agree on:

         8.2.1 the strategy for such suit or claim, e.g. whether to negotiate a settlement, sue or withdraw from the country in the TERRITORY in which infringement is claimed;

         8.2.2 the basis to be determined for sharing the costs of litigation, damages awarded, and royalty to be paid to the third party;

         8.2.3 which Party should conduct the defense or if both OSI and DOW should jointly defend; and

         8.2.4 the consequences of such decisions, such as amendment to this License with regard to royalties due to DOW or termination of this License.

8.3 Third Party License - The Parties shall use their good faith efforts (either individually or together) to negotiate any necessary agreement for royalty payment to third parties with a view to enabling PRODUCT to be commercialized in the FIELD in the TERRITORY. Until a lead COMPOUND or lead COMPOUND DERIVATIVE is selected by OSI and notified to DOW, neither OSI nor DOW cannot determine whether any such agreement with a third party is necessary.


ARTICLE 9 - PATENT ENFORCEMENT LITIGATION

9.1 Prosecution by DOW - DOW, at its sole discretion, may take action on its own behalf and expense to institute any action or proceeding by reason of infringement of any of the PATENTS listed on APPENDIX B or for which DOW is responsible listed on APPENDIX D; however, OSI shall be notified in advance in accord with Article 16.1. If either Party learns of any infringement of a PATENT or misappropriation of TECHNOLOGY or trade secrets by a third party, it shall promptly notify the other Party.

         DOW shall have the first right, at its own expense, to prosecute all litigation against a third party infringer who may be infringing a PATENT. OSI shall provide all reasonable cooperation, including any necessary use of its name, required to prosecute such litigation. OSI shall be consulted at its expense concerning the litigation. DOW will bear the costs and shall be entitled to any recovery obtained from such litigation, settlement or compromise thereof.

9.2 Prosecution by OSI - If DOW does not prosecute such infringer or otherwise abate such infringement (which infringement must be of commercial significance to OSI in DOW's reasonable business opinion) within ninety (90) days after giving or receiving notification of such infringement in the TERRITORY, unless an extension of the term is mutually agreed upon by the Parties, then, OSI shall have the right to prosecute such infringer at its own expense in the FIELD in the TERRITORY for PATENTS in APPENDICES B or D and shall be entitled to retain any recovery obtained from such litigation, settlement or compromise thereof. OSI's cost of litigation in any quarter may be credited against up to fifty (50%) percent of the royalties due to DOW under Articles 6.2 and 6.3 in the following quarter. However, OSI shall place all royalties due to DOW in escrow from the date of filing the suit until the action or proceeding is finally concluded whereupon:

         9.2.1 if the PATENT in the country in the TERRITORY is held valid (whether infringed or not), then the royalties in escrow (after deduction of OSI's cost of litigation as referred to hereinabove) shall be paid to DOW; or

         9.2.2 if the PATENT in the country in the TERRITORY is held invalid (whether infringed or not), then (a) the royalties in escrow shall be paid to OSI and (b) DOW shall reimburse OSI's cost of such litigation up to fifty thousand dollars (US$50,000) in each country in the TERRITORY where suit was determined for a PATENT.

         At OSI's request, DOW shall cooperate with OSI in such litigation, including joining in said litigation. DOW shall also cooperate, at OSI's expense, by way of providing access to evidence and witnesses available to DOW.

9.3 Prosecution by neither OSI or DOW - If DOW and OSI mutually decide that neither DOW nor OSI will defend the PATENT in the FIELD in the particular country in the TERRITORY, then the royalty under Article 6.2 or 6.3 for that PATENT in that country becomes zero (0%) percent upon that decision date, unless mutually agreed to be reconsidered at a later time.

9.4 Invalidity - In the event that a PATENT in the TERRITORY is finally declared invalid or unenforceable in a judicial or administrative proceeding from which no appeal is or can be taken, then from and after that date no royalties under Article 6.2 or 6.3 shall be paid on the basis of that PATENT in the relevant country of the TERRITORY, provided, however, that royalties due for other PATENTS in the TERRITORY not so held invalid or unenforceable shall not be affected.

9.5 Settlement - Any settlement of an infringement suit, whether brought by DOW or by OSI, shall be subject to the consent of both Parties, which consent shall not be unreasonably withheld.

9.6 Cooperation - Each Party shall cooperate with the other Party to the extent reasonably requested in any legal action:

                  (i)      brought by a third party against one Party; or
                  (ii)     brought by a third party against both of them; or
                  (iii)    taken against a third party by either Party;

                  regarding PATENTS in the FIELD in the TERRITORY, and each Party shall have the right to participate in any defense, compromise or settlement to the extent that, in its judgment, it may be prejudiced thereby. In addition, OSI shall not settle any claim or suit in any manner that shall adversely affect any PATENTS, require any payment by DOW or reduce the royalty due to DOW under Article 6 without the prior written consent of DOW, except as provided in Article 9.2.


ARTICLE 10 - U.S. EXPORT CONTROL AND GOVERNMENT LICENSES

10.1 Compliance - OSI agrees to comply, at its expense, with all necessary United States governmental regulations with respect to export of COMPOUNDS, COMPOUND DERIVATIVES, TECHNOLOGY and any PRODUCTS in the TERRITORY. OSI agrees to not export or re-export any PRODUCTS, COMPOUND, COMPOUND DERIVATIVE or TECHNOLOGY received from DOW or the direct products of such technology to any prohibited country listed in the U.S. Export Administration Regulations unless properly authorized by the U.S. Government. OSI shall be responsible for the acts of its AFFILIATES, CONTRACTUAL COLLABORATORS, contractors, consultants and sublicensees. OSI assumes all liability if it or its AFFILIATES, CONTRACTUAL COLLABORATORS, or sublicensees fails to obtain any of the necessary licenses or commits any violations of the United States Export Laws or Regulations (15 C.F.R. Section 700 et seq.). OSI shall indemnify DOW for such acts and for any breach of compliance.

10.2 Licenses - OSI agrees to obtain all necessary licenses, at its expense, and to comply with all applicable regulations of agencies, such as REGULATORY AUTHORITIES, in the TERRITORY and use GMP methods to the extent required with respect to COMPOUNDS, COMPOUND DERIVATIVES and PRODUCTS.

10.3 Clearances - OSI agrees to obtain all necessary clearances, at its expense, from any government in the TERRITORY for import, export or re-export with respect to the COMPOUNDS, COMPOUND DERIVATIVES or PRODUCTS.


ARTICLE 11 - PRODUCT LIABILITY AND INDEMNIFICATION

11.1 Indemnity by DOW - DOW shall indemnify and hold OSI, its agents, directors, officers, employees and AFFILIATES harmless from and against any and all liabilities, claims, demands, damages, costs, expenses or money judgments (including reasonable attorneys' fees and expenses) incurred by or rendered against any of them for personal injury, sickness, disease or death or property damage which directly arise out of the intentional misconduct or negligence of DOW; provided, however, that OSI shall give DOW notice in writing as soon as practicable of any such claim or lawsuit and shall permit DOW to undertake the defense thereof at DOW's expense. If DOW should MANUFACTURE, then the terms for indemnity shall be as set forth in that agreement. DOW indemnifies OSI with respect to a breach by DOW of any of its representations, warranties or covenants contained in this License or any agreement contemplated by the terms of this License. However,

                  (i) OSI will cooperate in such defense by providing access to witnesses and evidence available to it. OSI shall have the right to participate in any defense to the extent that in its judgment, OSI may be prejudiced thereby; and

                  (ii) in any claim or suit in which OSI seeks indemnification by DOW, OSI shall not settle, offer to settle or admit liability or damages in any such claim or suit without the prior written consent of DOW.

11.2 Indemnity by OSI - OSI shall indemnify and hold DOW and AFFILIATES, and their respective agents, directors, officers, employees harmless from and against any and all liabilities, claims, demands, damages, costs, expenses or money judgments (including reasonable attorneys' fees and expenses) incurred by or rendered against any of them for personal injury, sickness, disease or death or property damage which arise out of

                  (i) the manufacturing, testing, use, promotion, sale or distribution of COMPOUNDS, COMPOUND DERIVATIVES or PRODUCT by OSI, its AFFILIATES, CONTRACTUAL COLLABORATORS or sublicensees, except for those instances provided in Article 11.1 for which DOW is obligated to indemnify OSI; or

                  (ii) the breach by OSI of any of its representations, warranties or covenants contained in this License or any agreement contemplated by the terms of this License; and

         provided, however, that DOW shall give OSI notice in writing accord with Article 16.1 as soon as practicable of any such claim or lawsuit and shall permit OSI to undertake the defense thereof at OSI's expense. However,

                  (i) DOW will cooperate in such defense by providing access to witnesses and evidence available to it. DOW shall have the right to participate in any defense to the extent that in its judgment, DOW may be prejudiced thereby; and

                  (ii) In any claim or suit in which DOW seeks indemnification by OSI, DOW shall not settle, offer to settle or admit liability or damages in any such claim or suit without the prior written consent of OSI.


ARTICLE 12 - WARRANTY, DISCLAIMER, GUARANTEE

12.1 Belief of Accuracy - DOW represents that COMPOUNDS, TECHNOLOGY and any other CONFIDENTIAL INFORMATION transferred or provided to OSI hereunder are believed to be accurate and complete as of their current status at DOW on the EFFECTIVE DATE (NO representation is made by DOW on behalf of DowElanco), and that DOW's interpretations and conclusions drawn therefrom were made in good faith and in the exercise of DOW's scientific judgment as of the dates of the documents contained therein, and that to the best of DOW's knowledge, data when generated that was subject to regulations regarding Good Laboratory Practices and Good Clinical Practices and other FDA regulations is in compliance with such regulations. However, DOW does not warrant or represent that such information is or will be sufficient to obtain APPROVAL to market PRODUCT or to commercially produce COMPOUNDS, COMPOUND DERIVATIVES or PRODUCT or to commercialize COMPOUNDS, COMPOUND DERIVATIVES or PRODUCT with REGULATORY AUTHORITIES in the TERRITORY or that OSI shall be free to practice or sell any COMPOUND or COMPOUND DERIVATIVE or PRODUCT.

12.2 OSI Representation - OSI will be solely relying on its own evaluation of COMPOUNDS, TECHNOLOGY and the other CONFIDENTIAL INFORMATION transferred or provided to it hereunder and on its own medical and scientific expertise in using the same in its development and commercialization of COMPOUNDS, COMPOUND DERIVATIVES and PRODUCT.

12.3 Validity, Non-Infringement - DOW DOES NOT WARRANT that the manufacture, use and sale of a PRODUCT does not fall within the scope of THIRD PARTY patents or the industrial property rights of a THIRD PARTY. Until a PRODUCT is identified by OSI, DOW DOES NOT WARRANT that any PATENTS exist, either belonging to DOW or to a THIRD PARTY.

12.4 Disclaimer of Warranties as to DOW PATENTS - DOW makes NO representation that the inventions covered in any PATENTS are patentable or that the PATENTS are or will be valid or enforceable, NOR does DOW warrant or represent that the exercise of the rights licensed hereunder is free from infringement of patent rights of THIRD PARTIES. Should any infringement or damages be alleged, suit brought or damages collected therefore, NO damages are permitted to be collected from DOW, and OSI shall hold DOW harmless from any such suit, claim, action for damages or threat thereof.


ARTICLE 13 - TERM AND TERMINATION

13.1 Term - Unless terminated under the provisions of this Article 13, this License shall continue in effect until the expiration of all PATENTS listed on APPENDICES B or D, or if no PATENTS are filed, then the term shall be twenty (20) years; provided, however, that Article 13.7 shall survive termination of this License.

         When this License expires under this Article 13.1, the licenses granted under this License shall be paid-up; however, any payments still due under Articles 6.2 and 6.3 will continue until paid in full for the period prior to such termination.

13.2     Failure to Use License - If OSI and its AFFILIATES shall have:

                  (i) discontinued selling a given COMPOUND or PRODUCT in commercial quantities using their good faith efforts in accord with Article 4 to commercialize; or

                  (ii) not commercialized any COMPOUNDS, COMPOUND DERIVATIVES or PRODUCT in accord with Article 4; or

                  (iii) not found any lead COMPOUND or COMPOUND DERIVATIVE within five (5) years from the EFFECTIVE DATE, or

                  (iv) not run at least three (3) screens on the appropriate COMPOUNDS per twelve-month period; then in the case of (ii), (iii) and (iv) above either OSI or DOW shall have the right to terminate this License in whole, or in the case of (i) above, terminate this License only as to that given COMPOUND or PRODUCT, upon three (3) months written notice.

         If termination under this Article 13.2 results voluntarily, then OSI shall promptly supply to DOW all registration information for REGULATORY AUTHORITIES that is available to OSI or its AFFILIATES for use by DOW, its AFFILIATES or sublicensees for a fair consideration to OSI.

13.3 Termination for Breach - In the event of a material breach by either DOW or OSI of any of the obligations contained in this License, the other Party shall be entitled to terminate this License by notice in writing under Article 16.1, provided that such notice shall specify the breach or breaches. If the said breach or breaches are capable of remedy, the Party committing such breach or breaches shall be entitled to a period of sixty (60) days from the delivery of such notice in which to remedy or to undertake to remedy the same. In the case the defaulting Party shall fail to remedy the breach or to undertake to remedy the breach to the satisfaction of the injured Party, the injured Party shall have the right to cancel this License in whole or only terminate those rights and obligations relating to the particular breach by simple notification to the Party in default. Failure of a Party to exercise its rights under this Article 13.3 shall not be construed as a waiver as to future breaches whether or not they are similar.

13.4 Termination by OSI - OSI may surrender and terminate this License on three (3) months written notice to DOW. OSI will disclose to DOW its reasons for any such termination.

13.5 Termination by DOW - DOW shall have the further right to terminate this License immediately on written notice to OSI if:

         (a) OSI shall cease to carry on business or shall go into liquidation or a receiver shall be appointed to OSI's assets; or

         (b) OSI shall become bankrupt or insolvent or unable to meet any of its financial obligations on their due dates; or

         (c) OSI fails to meet every payment in accord with Article 6, including cure periods; or

         (d)      OSI breaches without cure any of the Export regulations of
                  Article 10.

13.6 On Termination - OSI shall, upon termination of this License by DOW under Articles 13.2, 13.3 or 13.5 or termination by OSI under Article 13.2, 13.3 or 13.4:

         (a) return to DOW all copies of documents containing COMPOUNDS and their data and any materials received from DOW under confidentiality and CONFIDENTIAL INFORMATION concerning COMPOUNDS and PRODUCT in the FIELD;

         (b) pay to DOW all payments and royalties due or accrued at the termination date within thirty (30) days after termination; and

         (c) make no further use of, or permit any use by any THIRD PARTY or CONTRACTUAL COLLABORATOR, of any kind of any and all COMPOUNDS disclosed hereunder by DOW, except to the extent such information has become public knowledge other than through fault of OSI, and make no further use of the surviving JOINT PATENTS or DOW PATENTS.

13.7 Survival of Certain Obligations - On termination of this License: the obligations of confidentiality set forth in Article 7 shall survive for the time stated therein; payments due under Article 6 shall survive for the terms specified; Export Control compliance set forth in Article 10 shall survive indefinitely; and the indemnification obligations set forth in Article 11 shall also survive as to all claims or actions arising from events which occurred before termination.


ARTICLE 14 - FORCE MAJEURE

14.1 Event of Force Majeure - In the event that performance under this License, or any obligation hereunder, is hindered, delayed or prevented by reason of acts of God, strikes, lockouts, labor troubles, intervention of any governmental authority, fire, riots, insurrections, invasions, war or other reason of similar nature beyond the reasonable control of the Party (including the failure of DowElanco to deliver on a timely basis, as notified to DOW by OSI) and are without its fault or negligence, then performance of that act shall be excused for the period of the delay and the period for the performance of that act shall be extended for an equivalent period.

14.2 Notification - Upon occurrence of an event of force majeure, the affected Party shall promptly notify the other Party in writing, setting forth the nature of the occurrence, its expected duration and how that Party's performance is affected. The affected Party shall resume the performance of its obligations as soon as practicable after the force majeure event ceases.


ARTICLE 15 - CONSENTS

15.1 Commitments - DOW agrees to take reasonable efforts to maintain in full force and effect the agreements or written commitments which DOW has made prior to the EFFECTIVE DATE for COMPOUND or PRODUCT in the TERRITORY.

15.2 Agreements - DOW may enter into other agreements for licensees for COMPOUNDS OUTSIDE the FIELD in the TERRITORY. If this occurs, DOW shall notify OSI, if legally possible, of the identity of that entity and the field.


ARTICLE 16 - NOTICES

16.1 Official - Any notice, request or communication specifically provided for or permitted to be given under this License must be in writing and may be delivered by hand delivery, courier service, or electronic transmission such as telex, facsimile, telegram or electronic mail, and shall be deemed effective as of the time of actual delivery thereof to the addressee. For purposes of notice the addresses of the Parties shall be as follows:

DOW:
         The Dow Chemical Company
         2030 Dow Center
         Midland, Michigan 48674
         USA

                  Attention:        Michael J. Mintz, PhD
                                    Director
                                    External Technology

                           Telephone:       517-636-9458
                           Facsimile:       517-636-8127
with a copy to:
         The Dow Chemical Company
         Patent Department
         1790 Building, Washington Street
         Midland, Michigan 48674
         USA
                  Attention:        Karen L. Kimble, JD
                                    Senior Counsel

                           Telephone:       517-636-1687
                           Facsimile:       517-638-9786

OSI:
         Oncogene Science, Inc.
         106 Charles Lindbergh Blvd.
         Uniondale, NY 11553
         USA

                  Attention:        Colin Goddard, PhD
                                    Executive Vice President and
                                    Chief Operating Officer

                           Telephone:       516-222-0023
                           Facsimile:       516-745-6429

with a copy to:
         Oncogene Science, Inc.
         106 Charles Lindbergh Blvd.
         Uniondale, NY 11553
         USA

                  Attention:        Robert L. Van Nostrand
                                    Chief Financial Officer

                           Telephone:       516-222-0023
                           Facsimile:       516-222-0409


16.2 Each Party may change its address and its representative for notice by the giving of notice thereof in the manner provided in Article 16.1.

ARTICLE 17- DISPUTE RESOLUTION

17.1 Choice of Law - This License shall be governed by the laws of the State of Delaware, excepting its conflict of laws principles, in all respects of validity, construction and performance, except that all questions concerning the construction, validity, coverage or infringement of patents or PATENTS shall be decided in accordance with the patent law of the country where the patent was granted.

17.2 Disputes - Both Parties shall make good faith efforts to resolve any questions concerning construction and performance under this License, excluding PATENTS, by:

         17.2.1 Notice, contact and resolution, all proceedings and documents in English, between the Parties listed under Article 16.1 within one hundred twenty (120) days from the date of the notice by negotiation either by telephone or by meeting in Detroit, Michigan; and

         17.2.2 If unsuccessful under Article 17.2.1, then senior executive management with settlement authority and counsel of DOW and OSI shall meet at a mutually agreeable location within sixty
                  (60) days from a date of notice that Article 17.2.1 failed to resolve the issues. Counsel shall present the legal and factual arguments to such executives in English, with supporting evidence if necessary, and resolution by these executives is expected within ten (10) days, which may be reduced to writing in English as an amendment to this License; and

         17.2.3   If such executives have not met or resolved the issues under
                  Article 17.2.2, then within seventy five (75) days from the date of the notice under Article 17.2.1, the Parties shall submit the issues to arbitration in Chicago, Illinois, in English, in accordance with the Rules of the American Arbitration Association ("AAA"), which may be modified by the Parties, and judgment shall not be binding. The Parties agree that the following procedures shall be adhered to even though they may, in part, not be in full conformance with said Rules:

                  (a) Three Arbitrators shall be selected from a list of at least 20 arbitrators selected by the AAA and Parties composed of experts in the area(s) of the dispute (for example, for a patent issue patent counsel with chemistry or pharmaceutical expertise who are practicing or retired partners in law firms or retired in-house corporate patent counsel not affiliated with the Parties with at least 15 years of experience in patent law and knowledge of the pertinent laws of any country and the subject area of the dispute). The arbitration proceedings and reports shall be in English. The time from the beginning of submission for arbitration and conclusion of any oral or written proceedings shall not exceed six (6) months; and

                  (b) Limited discovery to only that which each Party has a substantial, demonstrable need, and shall be conducted in the most expeditious and cost-effective manner. The Arbitrators shall resolve any issues with regard to the discovery. Decision by the Arbitrators shall be given in writing within thirty (30) days from the end of oral proceedings; and

                  (c) Although the decision by the Arbitrators is non-binding, should either Party then litigate in a Court of competent jurisdiction for the Parties, either Party may introduce the decision reached by Arbitration with its supporting evidence.


ARTICLE 18 - ASSIGNMENT

18.1 Assignment - Neither Party to this License shall assign any rights hereunder without the prior written consent of the other Party, such consent not to be unreasonably withheld. It being agreed, however, that without such consent being required from DOW, OSI may assign to its AFFILIATES, but DOW must be notified in writing in accord with Article 16.1.

18.2 Consolidation, Reorganization or Merger - Should OSI be consolidated, reorganized or merged with another entity, this License may be assigned to the successor entity or the assignee of all or substantially all of OSI's business and assets related to COMPOUNDS, COMPOUND DERIVATIVES or PRODUCT without DOW's prior written consent. However, OSI shall promptly notify DOW prior to such action in accord with Article 16.1. It being understood that provisions for payments to DOW by such entity must remain as in Article 6.

18.3 Effect on Successors and Assignees - This License shall inure to the benefit of and be binding upon such successors and permitted assignees.


ARTICLE 19 - MISCELLANEOUS PROVISIONS

19.1 Amendments - This License may be amended only in writing executed by both Parties.

19.2 Entirety of Agreement - This License sets forth the entire agreement and understanding between the Parties hereto with respect to COMPOUNDS, COMPOUND DERIVATIVES and PRODUCTS for their commercialization in the TERRITORY for use in the FIELD. The Parties agree that this License is in compliance with the LETTER OF INTENT and that the confidentiality provisions contained therein are in force until the EFFECTIVE DATE.

19.3 Severability - If any term or provision under this License is deemed invalid under the laws of a particular country or jurisdiction, the invalidity shall not invalidate the whole License but it shall be construed as if not containing that particular term or provision for that particular country or jurisdiction and the rights and obligations of the Parties shall be construed and enforced accordingly. The Parties shall negotiate in good faith a substitute provision as an addendum to this License for that particular country or jurisdiction in compliance with the law to as nearly as possible retain the Parties intent in legally valid language.

19.4 Waivers, Cumulative Remedies - A waiver by either Party of any term or condition of this License in any one instance shall not be deemed construed to be a waiver of such term or condition for any similar instance in the future or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this License shall be cumulative and none of them shall be a limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

19.5 Publicity - Neither DOW nor OSI shall make the financial terms of this License public, except as required by law. With regard to a filing with the US Securities and Exchange Commission OSI shall seek confidential treatment of information considered confidential by DOW. Any press release or publicity of this License shall be reviewed and approved by both Parties prior to any release.

19.6 Headings - Headings in this License are included herein for ease of reference and shall not affect the meaning of the provisions of this License, nor shall they have any other legal effect.

19.7 Other Documents - Each Party agrees to execute such additional papers or documents in customary legal form and to make such governmental filings or applications as may be necessary or desirable to effect the purposes of this License and carry out its provisions.

19.8 Cooperation - OSI and DOW shall use good faith efforts to cooperate with respect to any issues that concern the development of the PRODUCT under this License. OSI is aware that competition in the TERRITORY is likely if no PATENTS exist or are obtained and OSI accepts this License with that knowledge.

         IN WITNESS WHEREOF, the Parties have duly executed duplicate originals of this License by their appropriate authorized representative. This License shall be void ab initio if not signed by both Parties prior to April 1, 1997. This date is a one month extension of time from the date stated in the LETTER OF INTENT, and this time extension is acceptable to both Parties. Such License is subject to management and/or Board approval by each Party. Should the Parties fail to reach agreement for the License by that date, then either the date may be extended by mutual written consent or the negotiations may be terminated.

THE DOW CHEMICAL COMPANY                             ONCOGENE SCIENCE, INC.


By:      /s/ Fred P. Corson                          By:      /s/ Colin Goddard
     -------------------------------                      ----------------------------
Name:    Fred P. Corson                              Name:    Colin Goddard

Title:   Vice President                              Title:   Executive Vice President
         Research and Development                             and Chief Operating Officer

Date:    March 16, 1997                              Date:    March 18, 1997
     -------------------------------                      ----------------------------


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